UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MICRO MAMMOTH SOLUTIONS, INC.
(Name of small business issuer in its charter)

Nevada	7389	20-5549779
(State or Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or organization	Classification Code Number)	Identification No.)

1511 Dodd Road
Winter Park, Florida 32792
407-529-7144
(Address and telephone number of principal executive offices)

Same as Above
(Address of principal place of business or intended principal place of business)

James Watson
1511 Dodd Road
Winter Park, Florida 32792
407-263-4029
(Name, address and telephone number of agent for service)

Copies of Communications to:

Barbara A Moran, Esq.
1015 North Semoran Boulevard
#105-465
Casselberry, Florida 32792
407-263-4026

Approximate date of proposed sale to public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule ____2(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule ____2(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule ____2(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.0001 par value	3,534,000	$0.05	$176,700	$19.00
TOTAL	3,534,000	$0.05	$176,700	$19.00

(1)	The proposed maximum offering price is estimated solely for the purpose of determining the registration fee and calculated pursuant to Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

Subject to Completion, dated_____________________, 2007.

Initial Public Offering
PROSPECTUS

MICRO MAMMOTH SOLUTIONS, INC.
3,534,000 Shares of Common Stock

We have prepared this prospectus to allow certain of our current stockholders to sell up to 3,534,000 shares of our common stock. We are not selling any shares of common stock under this prospectus. This prospectus relates to the disposition by the selling security holders listed beginning on page 9 or their transferees, of up to 3,534,000 shares of our common stock already issued and outstanding. We will receive no proceeds from the disposition of already outstanding shares of our common stock by the selling security holders.

The selling security holders may sell these shares from time to time after this Registration Statement is declared effective by the Securities and Exchange Commission. We will not receive any of the proceeds received by the selling security holders.

The selling security holders will sell at a price per share of $0.05 until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

For a description of the plan of distribution of the shares, please see page 13 of this prospectus. There is no public market for our securities. We plan to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board; however, there can be no assurance that NASD will approve the inclusion of our common stock.

We urge you to read carefully the “Risk Factors” section beginning on page 3 where we describe specific risks associated with an investment in Micro Mammoth Solutions, Inc. and these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these Securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THE DATE OF THIS PROSPECTUS IS ___________________, 2007.

PROSPECTUS SUMMARY

You should read the following summary together with the entire prospectus, including the more detailed information in our financial statements and related notes appearing elsewhere in this prospectus. You should carefully consider the matters discussed in “Risk Factors” beginning on page 3.

MICRO MAMMOTH SOLUTIONS

Micro Mammoth Solutions (hereinafter “MMSI” or “Micro Mammoth”) is a development stage company incorporated in the State of Nevada in September of 2006. We were formed as a consulting firm. MMSI will provide consulting services to mortgage brokers and mortgage lenders. The mortgage broker and mortgage lender industry is subject to constant change due to market trends, thereby making it an extremely competitive. The mortgage industry is complex, because it is regulated by both federal and state governments. MMSI’s approach assists brokers and mortgage lenders with the customer service and marketing aspects of their business, allowing our potential customers to focus on the business aspects of mortgages. By using the services provided by MMSI, our mortgage lender and mortgage brokers are free to focus on compliance with regulations within their industry, and to complete their primary business goal, which is to close loans.

Micro Mammoth focuses on two aspects of the consulting business, customer service and marketing. Assisting mortgage brokers and mortgage lenders to build strong relationships with their customers will allow our client companies to add business through repeat business and recommendations.

Our programs will be tailored to meet the needs and requests of our clients. We will assist our clients to increase their customer base by to assisting them to strengthen their customer service.

We provide customized marketing, based upon client preference, which may include any or all of the following:

•	Direct mail;

•	Telemarketing;

•	Internet promotions;

•	Seminars and Special Events; and

•	Advertising.

We have begun to generate revenues from our consulting services. We currently charge a flat rate fee for our consulting services on a monthly basis. The rate charged for our services will be dependent upon the level of consulting services the client company is interested in utilizing and the complexity of the client company business. MMSI consulting fees will be negotiated and established based upon factors such as the level of services requested by the client.

As a result of our recent formation we currently have only one employee, James Watson, who is our Chairman, CEO, President, and controlling shareholder.

Going Concern

Our auditor has raised substantial doubt about our ability to continue as a going concern. According to our auditor, continuation of our Company as a going concern is dependent upon raising funds and generating ongoing revenues from our operations. The financial statements included in this filing have been prepared in conformity with generally accepted accounting principles that contemplate the continuance of Micro Mammoth Solutions as a going concern. Our cash position may be inadequate to pay all of the costs associated with executing our business plan. Management intends to use current income, borrowings and revenues to mitigate the effects of its cash position; however, no assurance can be given that debt or equity financing, if and when required will be available. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should we be unable to continue existence.

Our principal executive office address and phone number is:

Micro Mammoth Solutions
1511 Dodd Road
Winter Park, Florida 32792
407-529-7144

The Offering

Shares offered by the selling security holders	3,534,000 shares of common stock, $0.0001 par value per share, which include:

Offering price	$0.05

Total shares of common stock outstanding as of December 31, 2006	10,034,000

Total proceeds raised by us from the disposition of the common stock by the selling security holders or their transferees	We will not receive proceeds from the disposition of already outstanding shares of our common stock by selling security holders or their transferees.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial information derived from our financial statements. The information should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

From September 13,
2006 (Date of Inception) to
June 30, 2007

Revenue	$8,000

Net income (loss) for the period	$(174,767)

Net income (loss) per share - basic and diluted	$(0.03)

As at
June 30, 2007

Working capital	$2,583

Total assets	$10,397

Total number of issued shares of common stock	10,034,000

Weighted average shares outstanding	6,562,679

Accumulated earnings (deficit) during development stage	$(174,767)

Total stockholders’ equity	$2,583

RISK FACTORS

Investing in our common stock will provide you with an equity ownership in Micro Mammoth Solutions. As one of our stockholders, you will be subject to risks inherent in our business. The value of your investment may decrease, resulting in a loss. You should carefully consider the following factors as well as other information contained in this prospectus before deciding to invest in shares of our common stock. The risks and uncertainties described below are not exclusive. Additional risks and uncertainties not presently known or that the Company currently deems immaterial may also impair its business operations. If one or more of the following risks actually occur, the Company's business operations and financial condition could be materially adversely affected. As of the date of this filing, our management is aware of the following material risks:

Risks Relating to an Investment in Micro Mammoth Solutions:

We are a development stage company organized in September 2006 and have no operating history, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, potential investors have a high probability of losing their investment.

We were incorporated in September of 2006 as a Nevada corporation. As a result of our recent start up, we have generated limited revenues from operations and have been focused on organizational, start-up, and market analysis activities since we incorporated. Our operating activities during this period consisted primarily of developing contacts for our consulting services. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our services, the level of our competition and our ability to attract and maintain key management and employees.

Our prospects are subject to the risks and expenses encountered by start-up companies, such as ours, which are establishing a business as consulting firm. Our limited operating history makes it difficult or impossible to predict future results of our operations. We may not establish a client base that will make us profitable, which might result in the loss of some or all of your investment in our common stock.

You should consider our prospects in light of the risks and difficulties frequently encountered by early stage companies in the rapidly evolving consulting market. These risks include, but are not limited to, an unpredictable business environment, the difficulty of managing growth and the use of our business model. To address these risks, we must, among other things:

•  expand our customer base;

•  enhance our name recognition;

•  expand our product and service offerings;

•  successfully implement our business and marketing strategy;

•  provide superior customer service;

•  respond effectively to competitive and technological developments; and

•  attract and retain qualified personnel.

We are significantly dependent on James Watson, our Chairman, CEO and President, who has limited experience in running a business such as ours. The loss or unavailability to Micro Mammoth Solutions of Mr. Watson’s services would have an adverse effect on our business, operations and prospects which could result in a loss of your investment in us.

The implementation of our business plan is significantly dependent upon the abilities and continued participation of James Watson, our Chairman, CEO, and President. Mr. Watson is not irreplaceable; however, it would be difficult to replace Mr. Watson at such an early stage of our development. The loss of, or unavailability to MMSI of Mr. Watson’s services would have an adverse effect on our business, operations and prospects. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Watson, should his services be unavailable or discontinued. In the event that we are unable to locate or employ personnel to replace Mr. Watson, we would be required to cease pursuing our business opportunities, which could result in a loss of your investment.

 Mr. Watson is currently involved with other businesses and there can be no assurance that he will continue to provide services to us. We do not have an employment agreement with Mr. Watson. Mr. Watson’s limited time devotion to Micro Mammoth Solutions could have an adverse effect on our operations.

We do not have the depth of managerial or technical personnel as may be available to other publicly traded companies. Mr. Watson is involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Watson does not have an employment agreement with MMSI, and he is under no obligation to provide services to us. Mr. Watson will continue to devote only a portion of his time to our activities. Mr. Watson currently devotes approximately 10 hours of his time per week to MMSI, and may or may not devote more time to the company as he deems necessary.

Mr. Watson, our Chairman, CEO and President is the majority shareholder of MMSI stock.

Mr. Watson, as our Chairman, CEO and President makes decisions for MMSI at his discretion and not as a result of compromise or vote by members of the board. Mr. Watson exerts control over the marketing, development and direction that the business will take.

Our operations could suffer from telecommunications or technology downtime, disruptions or increased costs.

We are highly dependent on our computer and telecommunications equipment and software systems. In the normal course of our business, we must record and process significant amounts of data quickly and accurately to access, maintain and expand the databases we use for our services. We are also dependent on continuous availability of voice and electronic communication with customers. If we experience interruptions of our telecommunications network with our clients, we may experience data loss or a reduction in revenues. These disruptions could be the result of errors by our vendors, clients or third parties, electronic or physical attacks by persons seeking to disrupt our operations, or the operations of our vendors, clients or others. Any failure of a vendor to perform services could result in business disruptions and impede our ability to provide services to our clients. A significant interruption of service could have a negative impact on our reputation and could lead our present and potential clients not to use our services. The temporary or permanent loss of equipment or systems through casualty or operating malfunction could reduce our revenues and harm our business.

We could cause disruptions to our clients' business from inadequate service. Our insurance coverage may be inadequate.

Failures to meet service requirements of a client could disrupt the client's business and result in a reduction in revenues or an increase in charges or a claim for substantial damages against us. For example, some of our agreements may have standards for service that, if not met by us, may result in lower payments to us. In addition, because many of our projects are business-critical projects for our clients, a failure or inability to meet a client's expectations could seriously damage our reputation and affect our ability to attract new business. To the extent that our contracts contain limitations on liability, such contracts may be unenforceable or otherwise may not protect us from liability for damages. While we maintain general liability insurance coverage, including coverage for errors and omissions, this coverage may be inadequate to cover one or more large claims, and our insurer may deny coverage.

Our clients may adopt technologies that decrease the demand for our services, which could reduce our revenues and seriously harm our business.

We target clients with a high need for our consulting services. However, our potential clients may adopt new technologies that decrease the need for such services. The adoption of changing technologies could reduce the demand for our services, pressure our pricing, cause a reduction in our revenues and harm our business.

Unauthorized disclosure of sensitive or confidential client and customer data, whether through breach of our computer systems or otherwise, could expose us to protracted and costly litigation and cause us to lose clients.

We may be required to collect and store sensitive data in connection with our consulting services, including names, addresses, social security numbers, credit card account numbers, checking and savings account numbers and payment history records, such as account closures and returned checks. If any person, including any of our employees, penetrates our network security or otherwise misappropriates sensitive data, we could be subject to liability for breaching contractual confidentiality provisions or privacy laws. Penetration of the network security of our data centers could have a negative impact on our reputation and could lead our present and potential clients to choose other service providers.

Financial Risks:

Our ability to continue as a going concern is in doubt.

Our auditor has raised a concern regarding our ability to continue as a going concern. MMSI is in the development stage and we have generated limited revenues since our inception. Our source of funds has been the sale of our common stock and limited revenue generated from sales of our services. We continue to incur operating expenses, legal and accounting expenses, consulting fees and promotional expenses. These factors raise substantial doubt about our ability to continue as a going concern.

We have only recently commenced our consulting business and have no significant operating history. Therefore, our business and future prospects are difficult to evaluate. You should consider the challenges, risks and uncertainties frequently encountered by early-stage companies using new and unproven business models in rapidly evolving markets. These include significant start-up expenses, obtaining and performing contracts with clients, hiring and retaining qualified personnel, and establishing a reputation in the industry. There is no assurance we will be able to enter into substantial arrangements with clients for our consulting business or that we can develop contracts on terms that will be favorable to us or at all. Moreover, even if we enter into any such arrangements, there is no assurance that such arrangements with clients will be profitable.

We will require additional financing in order to implement our marketing plan. In the event we are unable to acquire additional financing, we may not be able to implement our market plan resulting in a loss of revenues and ultimately the loss of your investment.

Due to our start-up nature, we will have to incur the costs of developing professional marketing materials, hiring new employees and commencing marketing activities. To fully implement our business plan we will require substantial additional funding. We anticipate that our current cash on hand and the revenue we receive will enable us to maintain minimum operations and working capital requirements for at least twelve months.

Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders may lose part or all of their investment.

The issuance of additional shares of stock to obtain additional financing may dilute the holdings of our existing stockholders or reduce the market price of our stock.

Additional equity offerings by us may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Any decision to issue securities in any future offering will depend on market conditions and other factors beyond our control. MMSI cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our common stock or diluting their stock holdings in us.

We currently have no arrangements to provide for additional financing.

We will need to raise additional funds to expand our operations. We do not have plans in place to provide for this additional financing.

We have incurred losses and may continue to incur losses for the foreseeable future. Continued losses could result in the loss of your investment.

 Micro Mammoth Solutions has incurred losses since inception. Unexpected expenses or changes in the business environment may result in operating losses in the future.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this offering, there is no public market for our common stock. There can be no assurance that our attempts to obtain sponsorship of our stock through an authorized OTC bulletin board market maker for sponsorship will be successful. Furthermore, if our securities are not quoted on the OTC bulletin board or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason.

Industry Risks:

We might not be successful in achieving our objectives if there are significant changes in the economic and regulatory environment surrounding residential mortgage loans.

MMSI will be subject to risks related to national economic conditions, changes in the investment climate for residential mortgage loans, changes in local real estate market conditions, changes in interest rates, governmental rules and fiscal policies, and other factors beyond the control of our management. Changes in these economic and regulatory factors could cause consumers to refrain from purchasing properties and obtaining mortgages, affecting the businesses of the mortgage brokers and mortgage lenders we seek as clients.

Our business may be significantly harmed by a slowdown in the economy.

An overall decline in the economy or the residential real estate market, or the occurrence of a natural disaster that is not covered by standard homeowners’ insurance policies could decrease the value of mortgaged properties. This, in turn, might discourage consumers from purchasing homes in these areas. This could restrict our success in attracting clients and significantly harm our business, financial condition and liquidity.

To the extent that we expand our operations to new markets, our business operations may suffer from our lack of experience, which may adversely affect our revenues.

Currently, MMSI operates in Florida. Depending on the market and our performance, we plan to expand our operations throughout the United States. However, we have limited experience outside of the market in which we currently operate. Real estate markets vary greatly from location to location. Any difficulties encountered by us in this regard could adversely affect our operating results, slow down our expansion plans, which may diminish our revenues.

Failure to successfully manage interest rate volatility may adversely affect results of operations.

Changes in interest rates can have differing effects on various aspects of potential client company’s business. MMSI monitors the interest rate environment but there can be no assurance that the profitability of the Company would not be adversely affected during any period of changes in interest rates. When client companies suffer financially, our consulting company may also suffer. The business, prospects, financial condition and results of operations of the MMSI could be materially adversely affected.

Micro Mammoth Solutions, Inc. is a Penny Stock:

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions. These marketability restrictions may prevent you from liquidating your stock, thus causing a loss of your investment.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;

•	Disclose certain price information about the stock;

•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

•	Send monthly statements to customers with market and price information about the penny stock; and

•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

ABOUT THIS PROSPECTUS

You should only rely on the information contained in this prospectus. We have not, and the selling security holders have not, authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

AVAILABLE INFORMATION

We are not required to deliver annual reports to stockholders. However, upon completion of this offering, we will become subject to the informational and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the requirements of the Exchange Act, we will file periodic reports and other required information with the SEC. All of our reports can be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the SEC’s website (http://www.sec.gov). We have not filed any reports or statements with the SEC prior to filing this registration statement and prospectus.

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year.

We have filed with the Commission a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules, may be reviewed and copied at the SEC’s public reference facilities or through the SEC’s EDGAR website.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary,” “Risk Factors,” “Plan of Operation,” “Description of Business,” and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “intends to,” “estimated,” “predicts,” “potential,” or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors,” “Plan of Operation” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results.

We make statements in this prospectus and in the documents we incorporate by reference that are considered forward-looking statements within the meaning of the Securities Act and the Exchange Act. Sometimes these statements contain words such as “may,” “believe,” “expect,” “continue,” “intend,” or other similar words. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other factors that could cause our actual performance or achievements to be materially different from those we project. The following factors, among others, could cause materially different results from those anticipated or projects:

•	heightened competition;

•	failure to identify, develop or profitably manage additional businesses;

•	failure to obtain new customers or retain existing customers;

•	inability to carry out marketing and sales plans;

•	inability to obtain capital for future growth;

•	loss of key executives; and

•	general economic and business conditions.

We do not have a policy of updating or revising forward-looking statements and thus it should not be assumed that silence by us over time means that actual events are bearing out as estimated in such forward looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the disposition of the shares of common stock by the selling security holders or their transferees.

SELLING SECURITY HOLDERS

The shares to be offered by the selling security holders are “restricted” securities under applicable federal and state laws and are being registered under the Securities Act of 1933, as amended (the “Securities Act”) to give the selling security holders the opportunity to publicly sell these shares. The registration of these shares does not require that any of the shares be offered or sold by the selling security holders. The selling security holders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices.

Each of the selling security holders has no agreement or understanding, directly or indirectly, with any person to distribute such securities. The selling security holders either purchased their stock in the ordinary course of business or received stock in lieu of cash for services rendered to the business during the start up phases of MMSI.

Other than the costs of preparing this prospectus and a registration fee to the SEC, we are not paying any costs relating to the sales by the selling security holders.

SELLING SECURITY HOLDER INFORMATION

The following is a list of selling security holders who own an aggregate of 3,534,000 shares of our common stock covered in this prospectus.

	BEFORE OFFERING
Name	Number of Shares of Common Stock Owned	Total Number of Shares Beneficially Owned (1)	Percentage of Shares Owned (1)	Number of Shares Offered (2)	Shares Owned after Offering (3)

Donovan McNely(4) 155 E. Mt. Diablo Ave. Tracy, CA 95376	425,000	425,000	4.2%	425,000	0

July Tomasi(4) PO Box 180752 Tallahassee, FL 32318	425,000	425,000	4.2%	425,000	0

Larissa Ditzel(4) 2605 Ives Avenue Orlando, FL 32806	425,000	425,000	4.2%	425,000	0

Larry Hill Abella(4) 1039 Corkwood Drive Oviedo, FL 32765	425,000	425,000	4.2%	425,000	0

Marsha Carnes(4) PO Box 180751 Tallahassee, FL 32312	425,000	425,000	4.2%	425,000	0

Mark Powalisz(4) 151 North Edgemon Avenue Winter Springs, FL 32708	425,000	425,000	4.2%	425,000	0

Renata Makarios (4) 1740 W. Cheryl Dr. Winter Park, FL 32792	425,000	425,000	4.2%	425,000	0

Ronald Espinosa(4) 106 Crown Oaks Way Longwood, FL 32779	425,000	425,000	4.2%	425,000	0

Bobby Thomas 931 North St. Rd. #1201-200 Altamonte Springs, FL 32714	10,000	10,000	0.1%	10,000	0

Brittany MacLean 9951 Lake Elmhurst Ln., Apt 203 Oviedo, FL 32765	2,000	2,000	0%	2,000	0

Carlos Aulloa 1740 W Cheryl Dr. Winter Park, FL 32792	2,000	2,000	0%	2,000	0

Christel Scucci 5400 BirchBend Loop Oviedo, FL 32765	2,000	2,000	0%	2,000	0

Christina Connors 502 Polaris Loop, Apt. 108 Casselberry,FL 32707	2,000	2,000	0%	2,000	0

Christopher P. DiMauro 2209 Harbor Light Ln #213 Winter Park, FL 32792	2,000	2,000	0%	2,000	0

Clayton Fioravanti 4918 Sudbury Court Orlando, FL 32826	2,000	2,000	0%	2,000	0

Cynthia Wainwright 102 Ludlow Drive Longwood, FL 32779	10,000	10,000	0.1%	10,000	0

Daniel Watson 608 Hewett Drive Orlando, FL 32807	2,000	2,000	0%	2,000	0

Daniel Watson, III 375 Palm Springs Dr., Apt. 1516 Altamonte Springs, FL 32701	2,000	2,000	0%	2,000	0

David D. Bliven 2605 Ives Ave. Orlando, FL 32806	2,000	2,000	0%	2,000	0

Ian P. Saunders 529 Westport Dr. Longwood, FL 32750	2,000	2,000	0%	2,000	0

James Moran 319 Lake Road Lake Mary, FL 32746	10,000	10,000	0.1%	10,000	0

Johannah Leggore 429 N. Hawthorn Circle Winter Springs, FL 32708	4,000	4,000	0%	4,000	0

John Lucas 1962 Branchwater Trail Orlando. FL 32825	2,000	2,000	0%	2,000	0

Joseph Scuderi, Jr. 9861 Bubbling Brook Ct. Oviedo, FL 32765	2,000	2,000	0%	2,000	0

Josh Hancock 5659 Elmhurst Circle #113 Oviedo, FL 32765	2,000	2,000	0%	2,000	0

Justin Johnson 4574 Redhawk Ct. Winter Park, FL 32792	10,000	10,000	0.1%	10,000	0

Katharine Wehrmann 4574 Red Hawk Ct. Winter Park, FL 32792	2,000	2,000	0%	2,000	0

Lennie A. Fioravanti 4918 Sudbury Ct. Orlando, FL 32826	2,000	2,000	0%	2,000	0

Liz A. Perez 2209 Harbor Light Lane, #213 Winter Park, FL 32792	2,000	2,000	0%	2,000	0

Louella Espinoza 209 Ambergate Ct. Longwood, FL 32779	4,000	4,000	0%	4,000	0

Luiz Nagata 3740 Gatlin Pl. Cir. Orlando, FL 32812	2,000	2,000	0%	2,000	0

Marcus Anderson 115 Oyster Bay Circle, #220 Altamonte Springs, FL 32701	2,000	2,000	0%	2,000	0

Margie Thompson 9861 Bubbling Brook Ct. Oviedo, FL 32765	2,000	2,000	0%	2,000	0

Maria Luiza Silva Gomes 2510 Shadybranch Dr. Orlando, FL 32822	4,000	4,000	0%	4,000	0

Marina Nagata 3740 Gatlin Pl. Cir. Orlando, FL 32812	2,000	2,000	0%	2,000	0

Mark Lehoe 1450 4th Street Clermont, FL 34711	4,000	4,000	0%	4,000	0

Michael Flattery 1204 Travertine Terrace Sanford, FL 32771	2,000	2,000	0%	2,000	0

Neal E. Johnson 308 Lee Avenue Satellite Beach, FL 32937	10,000	10,000	0.1%	10,000	0

Patricia Bonanno 1845 Park Manor Dr. Orlando, FL 32817	2,000	2,000	0%	2,000	0

Paul Cook 411 Still Forest Terrace Sanford, FL 32771	2,000	2,000	0%	2,000	0

Pauline M. Watson 608 Hewett Drive Orlando, FL 32807	2,000	2,000	0%	2,000	0

Rebecca Watson 375 Palm Springs Dr., Apt. 1516 Altamonte Springs, FL 32701	2,000	2,000	0%	2,000	0

Rosemary Leggore 429 N. Hawthorn Cir Winter Springs, FL 32708	4,000	4,000	0%	4,000	0

Sharon Johns 4016 Crossroads Pl Casselberry, FL 32707	2,000	2,000	0%	2,000	0

Steven Bartlett 354 Flyrod Circle Orlando, FL 32825	4,000	4,000	0%	4,000	0

Terri L. Johnson 308 Lee Ave. Satellite Beach, FL 32937	2,000	2,000	0%	2,000	0

Terry A. Bartlett 354 Flyrod Circle Orlando, FL 32825	2,000	2,000	0%	2,000	0

Tiffany Hunter 823 Contravest Lane Winter Springs, FL 32708	2,000	2,000	0%	2,000	0

Todd W. Smith 7043 Citrus Point Ct Winter Park, FL 32792	2,000	2,000	0%	2,000	0

(1)	All shares owned in this column and all percentages are based on 3,534,000 shares of common stock issued and outstanding on June 30, 2007.

(2)
This table assumes that each security holder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus. Selling security holders are not required to sell their shares. See “Plan of Distribution” beginning on page 13.

(3)	Assumes that all shares registered for resale by this prospectus have been issued and sold.

(4)	Shares received for services rendered.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling security holders as to any plan of distribution.

There is no public market for our securities. We intend for our stock to be quoted on the OTC Bulletin Board. We plan to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board; however, there can be no assurance that NASD will approve the inclusion of our common stock. Although we have not engaged a market maker to apply for the quotation of our securities on the OTC Bulletin Board, we anticipate doing so upon registration of our securities in this prospectus. We believe it may take up to 12 months prior to receiving our quotation after submittal, if it is approved at all. Quotation of our common stock on the OTC Bulletin Board may provide for liquidity in our common stock; however there is no assurance of such liquidity.

Distributions of the shares by the selling security holders may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the shares may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the shares may be sold include:

•
a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	underwritten transactions;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•	privately negotiated transactions.

Such transactions may be effected by the selling security holders at market prices prevailing at the time of sale or at negotiated prices. The selling security holders may effect such transactions by selling the common stock to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling security holders and may receive commissions from the purchasers of the common stock for whom they may act as agent. The selling security holders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares for sale under the Securities Act and to indemnify the selling security holders and each person who participates as an underwriter in the offering of the shares against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of the common stock under this prospectus, the selling security holders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders also may sell shares of common stock short and deliver them to close out the short positions or loan or pledge the shares of common stock to broker-dealers that in turn may sell them. The selling security holders and any underwriters, dealers or agents that participate in distribution of the shares may be deemed to be underwriters, and any profit on sale of the shares by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

There can be no assurances that the selling security holders will sell any or all of the shares offered under this prospectus.

DETERMINATION OF OFFERING PRICE

We have determined the offering price to be $0.05. The offering price was determined by our last private placement sale of $0.05.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of our board of directors serve for one year terms and are elected at the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the board of directors. Information as to our current director and executive officer is as follows:

Name	Age	Title
James Watson	28	Chairman, CEO, President

Duties, Responsibilities and Experience

James Watson Mr. Watson has been the Chairman, CEO, and President since the founding of Micro Mammoth Solutions in September 2006.

Election of Directors and Officers

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding, which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

Audit Committee and Financial Expert

We do not have an Audit Committee. Our Chairman, James Watson, performs some of the same functions of an Audit Committee, such as: recommending an independent registered public accounting firm to audit the annual financial statements; reviewing the independence of the independent registered public accounting firm and its audit report, and MMSI’s financial statements; and reviewing management’s administration of the system of internal accounting controls. MMSI does not currently have a written audit committee charter or similar document.

We have no financial expert. We believe the cost related to retaining a financial expert at this time is prohibitive and that the services of a financial expert are not warranted.

Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

(1)	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

(2)	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;

(3)	Compliance with applicable governmental laws, rules and regulations;

(4)	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

(5)	Accountability for adherence to the code.

We have not adopted a corporate code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

We made our decision to not adopt a code of ethics, based upon our having only one officer and director operating as the management for MMSI. We believe that as a result of the limited interactions which occur as a result of having such a small management structure for MMSI, it eliminates the current need for such a code, in that violations of such a code would be reported to the party generating the violation.

Nominating Committee

We do not have a Nominating Committee or Nominating Committee Charter. Our board of directors performs some of the functions associated with a Nominating Committee. We have elected not to have a Nominating Committee in that we are a development stage company with limited operations and resources.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the beneficial ownership of our common stock on June 30, 2007, held by those persons known to beneficially own more than 5% of our capital stock and by our directors and executive officers.

The percentage of beneficial ownership for the following table is based on 10,034,000 shares of common stock outstanding as of June 30, 2007.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes (unless footnoted) shares of common stock that the stockholder has a right to acquire within 60 days after June 30, 2007 through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

Security Ownership of Management

Name of Beneficial Owner (1)	Number Of Shares	Percent Before Offering (2)	Percent After Offering (2)
James Watson, Chairman, CEO & President	6,500,000	65%	65%

(1)
As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). The address of each person is care of MMSI.

(2)	Figures are rounded to the nearest percent.

DESCRIPTION OF SECURITIES

Common Stock

Our articles of incorporation authorize the issuance of 100,000,000 shares of common stock, $0.0001 par value per share, of which 10,034,000 shares were outstanding as of June 30, 2007. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the board of directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of Micro Mammoth Solutions, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Transfer Agent

The transfer agent for the common stock will be Madison Stock Transfer, 1688 East 16h Street, Brooklyn, New York 11229.

INTEREST OF NAMED EXPERTS AND COUNSEL

The financial statements of Micro Mammoth Solutions as of June 30, 2007 are included in this prospectus and have been audited by Patrick Rodgers, CPA, PA, an independent registered public accounting firm, as set forth in its report appearing elsewhere in this prospectus and are included in reliance upon such reports given upon the authority of such firm as an expert in accounting and auditing.

The legality of the shares offered hereby will be passed upon for us by Barbara A. Moran, Esquire, our independent legal counsel.

Neither Patrick Rodgers, CPA, PA or Barbara A. Moran, Esquire has been hired on a contingent basis, will receive a direct or indirect interest in Micro Mammoth Solutions or have been a promoter, underwriter, voting trustee, director, officer, or employee, of Micro Mammoth Solutions.

DISCLOSURE OF COMMISSION
POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

No director of Micro Mammoth Solutions will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any director since provisions have been made in the articles of incorporation limiting liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law; or

•	for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of their duties; provided that in the event of a settlement the indemnification will apply only when the board of directors approves settlement and reimbursement as being for our best interests.

Our officer and director is accountable to us as a fiduciary, which means he is required to exercise good faith and fairness in all dealings affecting Micro Mammoth Solutions. In the event that a stockholder believes the officer and/or director has violated his fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in Micro Mammoth Solutions in connection with a sale or purchase, including the misapplication by any officer or director of the proceeds from the sale of these securities, may be able to recover losses from us.

We undertake the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Act and is unenforceable.

DESCRIPTION OF BUSINESS

MORTGAGE BROKER AND MORTGAGE LENDING BUSINESS

General

Our mortgage broker and lender consulting business provides assistance to companies that service both residential and commercial mortgage loans. The businesses that we will seek as clients will be in the business of providing mortgage loans to both prime and subprime customers. MMSI clients may be either a mortgage broker or a mortgage lender, for either residential or commercial clients.

One of the keys to success in the mortgage industry is the residential and/or commercial loan company’s ability to develop and retain a customer base. It is imperative that our client companies have the ability to provide world class customer service for their current customers, and to have that customer refer our client company to others for their mortgage needs.

In the mortgage industry it is not enough for our client companies to guide customers through the loan process by providing answers to loan questions, assisting with paperwork, or to close the loan in a timely manner. Market competition requires that our clients build a strong personal relationship with their customers to serve all their needs and exceed their expectations.

Mortgage Industry Background

MMSI is a consulting firm to mortgage brokers and lenders, and therefore must have an understanding of the underlying principals behind mortgages. Mortgage lenders and mortgage brokers have been in existence for many years, with informal relationships extending back before records were kept on such matters. Mortgage loans in the United States were restructured and made available to many Americans during the Roosevelt administration. It was during that the time of the New Deal that the federal government created the Federal Housing Administration (FHA). The FHA was established in 1934 to place mortgage financing into the reach of a wider number of people. The FHA insured lenders against losses from default, which allowed lenders to become more willing to lend. The lenders became more willing to loan money into the market, but they did not always have money to lend, and the laws and terms under which money was loaned varied from state to state and county to county.

In 1938, the federal government created the Federal National Mortgage Association (FNMA), which is commonly known as Fannie Mae. Fannie Mae was created to make money available to lenders for the mortgage market, allowing FHA loans to be sold as securities to financial markets, thus creating a secondary mortgage market. Allowing the sale of FHA loans as a security permitted mortgage lenders to replenish their funds available for lending. The result of the secondary market for mortgages as a security and the increase in money for lending increased the types of mortgage financing available for brokers to make available to consumers. Since the source of funds became consistent, costs became consistent as well, so lending became more uniform.

After World War II, in 1944, the Veterans Administration (VA) was permitted to guarantee loans made by private lenders to veterans. The main advantage to VA loans was the elimination of the down payment requirement, which caused both the real estate and mortgage industry to rise from the depression.

Fannie Mae was reformed in 1968, and divided into two entities by Congress. Conventional loans continued under the new Fannie Mae, and Fannie Mae was rechartered as a private, shareholder-owned, publicly traded corporation. The charter of Fannie Mae is to create a liquid, efficient mortgage market. The US Treasury’s interest in Fannie may was purchased in 1970, by private shareholders. The second entity created in 1968 was the Government National Mortgage Association (GNMA), commonly known as Ginnie Mae. Ginnie Mae focuses on non-conventional loans insured or guaranteed by the government, such as FHA, VA and farm housing loans.

In 1970, Congress created the Federal Home Loan Mortgage Corporation (FHLMC), which is commonly known as Freddie Mac. Freddie Mac, like Fannie Mae, is a publicly traded corporation owned by shareholders, but because of its congressional charter it is closely regulated by the federal government. Freddie Mac increased the supply of mortgage loan funds available to commercial banks, savings and loan institutions and other mortgage lenders, to make mortgage funds more accessible to more Americans.

In addition to the laws that establish mortgages in the United States, there are four other groups of law that affect mortgages, and therefore mortgage brokers and lenders. They are:

1. foreclosure and bankruptcy laws;

2. tax laws;

3. laws governing lending practices; and

4. laws guaranteeing access to credit.

Foreclosure laws cover the processes that permit a lender to seize property that secures a loan. They cover the rights of both the lender and the borrower after the borrower fails to make the required monthly mortgage payments. These laws vary from state to state. Bankruptcy laws may also affect mortgage lenders. Mortgages are secure debt and not subject to discharge in bankruptcy. Home equity, however, is treated as a special asset by bankruptcy laws, and depending upon the state law, some portion of the equity a debtor has may be subject to collection by creditors.

Tax laws allow for those with a mortgage to deduct the interest on the mortgage for a primary residence and home equity loans, when the tax payer can itemize deductions.

The Truth in Lending Act of 1969 requires a standard set of disclosure rules for mortgages, as well as other credit products. The law was put in place to make shopping for a mortgage from different lenders easier for the consumer, to allow for comparison between loan terms and loan conditions.

Credit access laws, such as the 1974 Equal Credit Opportunity Act banned discrimination on ethnic or racial grounds.

The industry for mortgage brokers is always changing, through government regulation and the current market for loans. In recent years the decline of mortgage rates provided room for many first time home buyers to purchase homes that may have not fit within their financial structure. This change in the industry not only allowed the growth of some larger lenders, but also for a better market entry for smaller mortgage brokers and lenders.

With the increase in market home sales, so came an increase in interest rates. Mortgage brokers have not had the success in the mortgage industry that home market had provided. As interest rates rise brokers and lenders now rely on the relationships that they have formed with past clients as well as their ability to form new client relationships.

Operations

Both the mortgage brokerage and mortgage lending business is regulated by federal regulations and state laws. To provide the best lending solution for a customer, the company must develop a relationship with that customer. The company must learn about the customers financial circumstances, goals and aspirations, and the company must retain each customers past and current financial situation in a secure and responsible manner.

 THE MICRO MAMMOTH SOLUTION

OUR STRATEGY

Micro Mammoth Solutions, Inc. will provide consulting services to mortgage brokers and mortgage lenders. MMSI’s approach will assist our client companies with the customer service and marketing aspects of their businesses. This will free our clients from these responsibilities, and allow them to focus on other aspects of their business.

Micro Mammoth focuses on two aspects of the consulting business, customer service and marketing. MMSI will assist mortgage brokers and mortgage lenders to build strong relationships with their customers and will allow our clients add business through repeat business and recommendations.

Our programs will be tailored to meet the needs and requests of our clients. We will assist our clients to increase their customer base by to assisting them to strengthen their customer service.

 Customer Service

The highly competitive market requires that the broker and the lender get their name before their potential clients, so as to have the opportunity to first become know to and then “prove themselves” to the customer. With the aid of telemarketing and direct mail, MMSI will provide a means for our clients to establish a relationship with potential customers. This introduction we assist with provides an entry point for our clients that may not be available to other mortgage brokers or mortgage lenders in the market.

In addition to our assistance in obtaining new customers, we provide the means and methods to retain meaningful relationships with existing customers. MMSI will review the policies and procedures that the client has in place, and make suggestions for improvement to increase customer satisfaction. Once the customer contact has been made between our client company and their customer, it is imperative that a solid relationship be established, so that customer satisfaction is high, resulting in repeat and referral business.

MMSI uses programs and recordings that are tailored to the customers the brokers or lenders seek to retain, such as assisting the customer to send out regular newsletters, greetings and holiday mailings in order to keep the customers updated on subjects that are tailored to meet their interests.

Marketing

Micro Mammoth has developed a multi-pronged, targeted marketing program aimed at attracting potential customers of our client company services. This approach establishes contact with the companies and its agents, to begin and build a strong relationship. This program can be tailored to client specifications, and may include:

•
Direct Mail - The use of direct mail allows our client companies to reach a wide audience within its targeted market. A direct mail campaign may consist of a letter of introduction and a brochure featuring the services provided by the client company. MMSI will prepare the information sent to potential customers and mail the introductory packet to leads we provide to our clients.

•
Telemarketing - MMSI will assist our client companies with developing and maintaining a relationship with companies that can telemarket their services. MMSI has a lead vendor that provides leads for people that are interested in either obtaining a new mortgage loan or in refinancing an existing mortgage. The lead company provides the names of potential customers, in compliance with applicable state and federal regulations.

•
Internet - The use of the internet is prevalent throughout the industry. We can assist our clients with establishing a presence on the internet, if necessary or strengthening the presence that they have. MMSI will help clients establish relationships with search engines, allowing potential clients to be lead to their site when searching for information on mortgages.

•	Seminars and Special Events - MMSI can assist our clients with hosting events and seminars on the mortgage process for potential clients in an affordable manner.

•	Advertising - MMSI researches markets to target newspaper, radio and magazine advertizing to establish name recognition of our client companies.

Competition

The company is aware of other consulting companies in the industry providing service for mortgage broker and mortgage lender customer relationships. We have not located information for any other company or firm that is currently providing the services that we offer or with the focused approach of Micro Mammoth, that focuses on maintaining the broker/customer, broker/lender, lender/customer relationships.

There are consultants that assist mortgage brokers and mortgage lenders with attracting and retaining clients. Many consultants focus on either the commercial or the residential side of the business. At MMSI, we focus on providing the means to establish and maintain the personal aspect of the relationship, whether it is from a commercial or residential beginning.

Employees

We are a development stage company and currently have one part-time employee, James Watson, who is our Chairman, CEO, and President. We look to Mr. Watson for his entrepreneurial skills and talents. For a discussion of Mr. Watson’s experience, please see “Directors and Executive Officers.” Initially Mr. Watson will handle all of our operations. We plan to use consultants, attorneys and accountants as necessary and do not plan to engage any full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock. In order to substantially grow our revenue base we will require additional personnel. These personnel will be added to our team when funds are available. We anticipate such availability to be after 12 months.

PLAN OF OPERATION

The following discussion should be read in conjunction with the financial statements section included elsewhere in this prospectus.

Overview

Information we provide in this Prospectus or statements made by our directors, officers or employees may constitute “forward-looking” statements and may be subject to numerous risks and uncertainties. Any statements made in this Prospectus, including any statements incorporated herein by reference, that are not statements of historical fact are forward-looking statements (including, but not limited to, statements concerning the characteristics and growth of our market and customers, our objectives and plans for future operations and products and our liquidity and capital resources). Such forward-looking statements are based on current expectations and are subject to uncertainties and other factors, which may involve known and unknown risks that could cause actual results of operations to differ materially from those projected or implied. Further, certain forward-looking statements are based upon assumptions about future events, which may not prove to be accurate. Risks and uncertainties inherent in forward-looking statements include, but are not limited to:

•	fluctuations in our operating results;

•	announcements of technological innovations or new products which we or our competitors make;

•	developments with respect to patents or proprietary rights;

•	changes in domestic or international conditions beyond our control that may disrupt our or our customers’ or distributors’ ability to meet contractual obligations;

•	our ability to obtain additional financing, as necessary, to fund both our long and short-term business plans; and

•	fluctuations in market demand for and supply of our products.

The forward-looking information set forth in this Prospectus is as of June 30, 2007, and we undertake no duty to update this information. Should events occur subsequent to June 30, 2007 that make it necessary to update the forward-looking information contained in this Prospectus, the updated forward-looking information will be filed as an amendment to this registration statement, which will be available at the SEC’s website at www.sec.gov. More information about potential factors that could affect our business and financial results is included in the section entitled “Risk Factors” beginning on page 3 of this prospectus.

Plan of Operation

Our plan of operation for the next twelve months will be to expand our client base. We intend to market our consulting services to mortgage brokers and mortgage lenders who service residential and commercial loans of both prime and sub prime customers. Our current contract is providing sufficient revenue to continue current operations, and will provide sufficient revenue to meet our needs over the next twelve months. As we continue to grow we will need to raise additional funds. We do anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. MMSI does intend to continue to use the income from our current client to continue to meet our operating expenses. We do not have need for the purchase of any property or equipment at this time. MMSI will not have any significant changes in the current number of employees.

Going Concern

Our auditor has expressed substantial doubt regarding our ability to continue operations as a “going concern.” Investors may lose all of their investment if we are unable to continue operations and generate revenues, or if we do not raise sufficient funds in this offering.

We have generated minimal revenues from our operations. In the absence of significant sales and profits, we will seek to raise additional funds to meet our working capital needs principally through the sale of our consulting services. However, we cannot guaranty that we will be able to obtain sufficient additional funds when needed, such as the funds we are attempting to raise in this offering, or that such funds, if available, will be obtainable on terms satisfactory to us. Micro Mammoth Solutions’ current cash position may be inadequate to pay all of the costs associated with executing our business plan. Management intends to use borrowings to mitigate the effects of its cash position; however, no assurance can be given that debt or equity financing, if and when required will be available. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should MMSI be unable to continue existence. As a result, our auditor believes that substantial doubt exists about our ability to continue operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results or operations, liquidity, capital expenditures or capital resources that is material to investors.

Liquidity and Capital Resources

As we expand our activities, we may experience net negative cash flows from operations, pending receipt of sales revenues. Additionally we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. As of the date of this prospectus, we do not have any arrangements or agreement to provide for future financing.

Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our product offering, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Trends and Future Operating Results

The mortgage industry is subject to change. The economy and consumer confidence both play a major role in the mortgage industry. The high level of refinancing that has occurred due to the variety of financing options available has increased the level of mortgages sought by both residential and commercial borrowers. Due to the amount of adjustable rate mortgages held by homeowners, the refinancing trend is likely to continue with the customers of our client companies. Knowledge of the options available has increased the number of customers for our client companies. The availability of mortgages to a wider range of borrowers has increased the potential number of customers for our client companies

The need to update information is on-going within our industry. There are no known trends, other than those disclosed in the Risk Factors, discussed above beginning on page 3 that would have a material impact on either short or long term liquidity. We are not aware of any information that would impact future operating results.

DESCRIPTION OF PROPERTY

Our offices are currently located at 1511 Dodd Road, Winter Park, Florida, the offices of Mr. James Watson, our Chairman, CEO, and President. Mr. Watson does not receive any remuneration for the use of his offices. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

As a result of our method of operations and business plan, we do not require personnel other than Mr. Watson to conduct our business. In the future, we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Watson

Office services are provided without charge by our Chairman, CEO, and President. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information

(1) Principal Market or Markets Where Common Stock is Traded

We intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board; however, there can be no assurance that NASD will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

(2) This registration statement relates to a class of common equity for which there is no established public trading market:

(i)	we have no equity securities subject to outstanding options or warrants to purchase, or securities convertible into, common equity;

(ii)	of the 10,034,000 shares issued and outstanding, 6,500,000 are control shares owned by our Chairman, CEO and President, and 3,534,000 shares may be sold pursuant to Rule 144; and

(iii)	of the 3,534,000 shares which may be sold pursuant to Rule 144, all such shares are being registered herein.

(b) Holders of Common Stock

As of June 30, 2007 there were 50 stockholders of our common stock.

(c) Dividends

The Board of Directors has not declared any dividends due to the following reasons:

1.	MMSI has not yet adopted a policy regarding payment of dividends;

2.	MMSI does not have any money to pay dividends at this time;

3.	The declaration of a cash dividend would result in an impairment of future working capital; and

4.	The Board of Directors will not approve the issuance of a stock dividend.

(d) Securities Authorized for Issuance under Equity Compensation Plans

We currently do not maintain a stock option plan to which incentive stock options to purchase shares of common stock may be granted to employees, directors and consultants.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of our Chairman, CEO, and President, James Watson.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary (c)	Bonus (d)	Stock Awards (e)		Option Awards (f)	Non-Equity Incentive Plan Compensation (g)	Nonqualified Deferred Compensation Earnings (h)	All Other Compensation (i)	Total (j)
James Watson, Chairman, CEO and President	2006	$0	$0	$325,000	(1)	$0	$0	$0	$0	$325,000

(1) 6,500,000 shares of Restricted Common Stock were issued to James Watson at $0.05 per share in exchange for services rendered.

 Future Compensation

Mr. James Watson has agreed to provide services to us without compensation. Mr. James Watson provides services as a result of his stock position with Micro Mammoth Solutions.

Compensation Committee

We currently do not have a Compensation Committee of the board of directors. However, the board of directors intends to establish a compensation committee, which is expected to consist of three inside directors and two independent members. Until a formal committee is established our entire board of directors will review all forms of compensation provided to our executive officers, directors, consultants and employees including stock compensation and loans.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANACIAL DISCLOSURES

There have been no changes in or disagreements with accountants on accounting and financial disclosures.

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the shares of common stock offered by this prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy the shares of a common stock by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances create any implication that information contained in this prospectus is correct as of any time subsequent to the date of this prospectus.

Dealer Prospectus
Delivery Obligation

Until _______________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Articles of Incorporation limit the liability of our directors. As permitted by Nevada law, our directors will not be liable to us for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. This limitation does not affect liability for any breach of a director’s duty to us or our stockholders (i) with respect to approval by the director of any transaction from which he or she derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that the director believes to be contrary to the best interests of our company or our stockholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern or inattention that amounts to an abdication of his or her duty to our company or our stockholders, or that show a reckless disregard for duty to our company or our stockholders in circumstances in which he or she was, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to our company or our stockholders, or (iii) based on transactions between our company and our directors or another corporation with interrelated directors or based on improper distributions, loans or guarantees under applicable sections of Nevada Law. This limitation of directors’ liability also does not affect the availability of equitable remedies, such as injunctive relief or rescission.

We have been advised that it is the position of the Commission that insofar as the provision in our Articles of Incorporation, as amended, may be invoked for the limitation of liabilities arising under the Securities Act, the provision is against public policy and is therefore unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth both the expenses paid and the expenses payable by the Company in connection with the sale and distribution of the shares registered hereby. The expenses listed below have already been paid from revenue generated from our related party contract.

SEC Registration Fee	$19.00
Accounting Fees and Expenses	$2,000
Legal Fees and Expenses	$2,000
Printing Expenses	-
Miscellaneous Expenses	-
Total	$4,019

Recent Sales of Unregistered Securities

Issuance to Officers and Directors

We believe that the 6,500,000 shares issued to our founder, Mr. Watson were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). Mr. Powalisz, because of his position with our company, was deemed to be an accredited investor, as such term is defined in rule 501(a) of Regulation D promulgated under the Securities Act of 1933. The shares were issued directly by us and did not involve a public offering or general solicitation. There were no commissions paid on the issuance of the shares.

Issuance to Consultants

During the establishment of our business, Micro Mammoth Solutions, Inc. issued 3,400,000 shares of its $0.0001 par value common stock at $0.05 per share for consulting services valued at $170,000. The shares are divided among the consultants as follows:

Donovan McNely received 450,000 shares of MMSI common stock at $0.05 per share, for a total value of $21,250. He provided business scripting and assisted with ensuring MMSI was in compliance with all transactions that occur during the normal course of everyday business across the organization. Mr. McNely was responsible for the design, implementation, and completion of programs, policies, and practices that ensured that MMSI would be in compliance with federal, state, and local regulatory requirements. To do this, he tracked laws and regulations that might affect the organization’s policies. His familiarity with a variety of the field’s concepts, practices, and procedure allowed him to successfully prepare compliance reports.

July Tomasi received 450,000 shares of MMSI common stock at $0.05 per share, for a total value of $21,250. She performed document review and research for Micro Mammoth Solutions. Ms. Tomasi had various responsibilities, including research related to the viability of the business plan and research for competition in the market that MMSI seeks a foothold.

Larissa Ditzel received 450,000 shares of MMSI common stock at $0.05 per share, for a total value of $21,250. Ms. Ditzel was MMSI’s business writer and planner. She wrote, edited and researched our proposals and documents used for our business. She ensured that the development of the proposals were cohesive, coherent, organized, persuasive, and compliant. Ms. Ditzel compiled data from multiple sources and developed reports to meet stringent guidelines. She was responsible for preparing in-depth information on a business’ mission and objectives, and other critical business factors.

Larry Hill Abella received 425,000 shares of MMSI common stock at $0.05 per share, for a total of $21,250. Mr. Abella was responsible for all information technology utilized by Micro Mammoth Solutions, Inc. (hereinafter “MMSI”). Mr. Abella was responsible for creating, managing and maintaining all MMSI technology resources. Mr. Abella was responsible for the acquisition of both hardware and software to establish the technological resources required. Mr. Abella ensured that all technology utilized by the company was compatible and effective.

Marsha Carnes received 450,000 shares of MMSI common stock at $0.05 per share, for a total value of $21,250. Ms. Carnes performed research design and analysis. Ms. Carnes planned and directed all aspects of the organization's financial, analytical projects and statistical studies. Her focus was on performing special studies and project based work regarding the financial viability of the business. She reviewed reports on historical and future trends in performance, return and depreciation to determine appropriate paths for the business’ successful financial development. She also assisted in the development of strategic plans and business cases after reviewing appropriate financial indices.

Mark Powalisz received 400,000 shares of MMSI common stock at $0.05 per share for a total value of $21,250. He was involved with the sales and marketing aspects of MMSI. Mr. Powalisz investigated multiple sales projects. He created and managed new scripts for our customer. He used his skills and competence in the consulting venue to obtaining information needed for meetings and appointments. He developed and implemented strategic marketing plans, supported proposal creation, as well as created and administered a sales and marketing schedule.

Renata Makaros received 450,000 shares of MMSI common stock at $0.05 per share, for a total value of $21,250. She worked as MMSI’s office administrator and bookkeeper. She coordinated administrative responsibilities. Ms. Makaros assisted with filing compliance, compilation of statistics, generating contracts, communications, and maintaining current and accurate information about MMSI. Ms. Makaros collected and documented requirements for the processes used within MMSI, as well as assisted with development and enhancement of those processes. She also assisted with maintaining and recording business transactions, balanced ledgers, and prepared reports.

Ronald Espinoza received 3,500,000 shares of MMSI common stock at $0.05 per share, for a total value of $350,000. Mr. Espinoza completed assignments related to business management. During the formation stages his responsibilities included the review of multiple business requirements, functional specifications, technical specifications, test and implementation of these plans.  He worked to align and manage the business plan to ensure that projects and tasks were delivered in a timely manner. Mr. Espinoza managed several projects early in the start up process.

We believe that the issuance of all consulting shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares were issued directly by us and did not involve a public offering or general solicitation. The recipients of the shares were afforded an opportunity for effective access to files and records of our company that contained the relevant information needed to make their investment decisions. We reasonably believed that the recipients, immediately prior to issuing the shares, had such knowledge and experience in our financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipients of the consulting shares had the opportunity to speak with our management and were placed in the position of understanding and verifying for all of the relevant facts pertaining to their investment decision. There were no commissions paid on the issuance and sale of the shares.

Other Issuances and Sales

In June 2007, the Company completed a private placement that was offered without registration under the Securities Act of 1933, as amended (The “Act”), in reliance upon the exemption from registration afforded by sections 4(2) and 3(b) of the Securities Act and Regulation D promulgated thereunder. The Company sold 134,000 shares of its $0.0001 par value common stock for $0.05 per share, for a total amount raised of $6.700. The Company filed its Form D for the transaction pursuant to an exemption provided by Regulation D 504, in that there was no general solicitation for the sale of the securities and the total investment when aggregated with other securities sales did not exceed $1,000,000, less the aggregate offering price for all securities sold within the twelve months before and during the Rule 504 offering.

With respect to each transaction listed above, no general solicitation was made by either the Registrant or any person acting on its behalf. All such securities issued pursuant to such exemptions are restricted securities as defined in Rule 144(a)(3) promulgated under the Securities Act, appropriate legends have been placed on the documents evidencing the securities, and may not be offered or sold absent registration or pursuant to an exemption therefrom.

EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

UNDERTAKINGS

(1)          File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2)          For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)          File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                (4)          For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.             Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.           Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

B.

(1)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(2)          In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.	That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Winter Park, State of Florida on July 16, 2007.

MICRO MAMMOTH SOLUTIONS

By: /s/ James Watson

James Watson, CEO,
President and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ James Watson	CEO, President and Director	July 16, 2007
James Watson

EXHIBIT INDEX

* Filed herewith

EXHIBIT NUMBER	DESCRIPTION
3(i)	Articles of Incorporation
3(ii)	By-laws
4	Specimen Stock Certificate
5	Opinion on Legality
10	Material Contract - Micro Mammoth Solutions, Inc and Legends Business Group, Inc.
23 (i)	Consent of Patrick Rodgers, CPA, PA
23 (ii)	Consent of Barbara A. Moran, Esquire

Patrick Rodgers, CPA, PA
309 E. Citrus Street
Altamonte Springs, FL 32701

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
Micro Mammoth Solutions, Inc.

I have audited the accompanying balance sheet of Micro Mammoth Solutions, Inc. (a development stage company) as of June 30, 2007 and the statements of operations, stockholders’ equity, and cash flows for the period from September 13, 2006 (date of inception) through June 30, 2007. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, these financial statements present fairly, in all material respects, the financial position of Micro Mammoth Solutions, Inc. as of June 30, 2007 and the results of its operations and its cash flows for the period September 13, 2006 (date of inception) to June 30, 2007 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in development stage and has experienced losses from operations since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Patrick Rodgers, CPA, PA
Altamonte Springs, Florida
July 16, 2007

MICRO MAMMOTH SOLUTIONS, INC.
(A Development Stage Company)

BALANCE SHEET

June 30,
2007
ASSETS
Current assets:
Cash	$10,397
Total current assets	10,397

Total Assets	$10,397
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accrued liabilities	$5,500
Loan from shareholder	2,314
Total current liabilities	7,814

Stockholders' equity:
Common stock, $.0001 par value, authorized 100,000,000
shares; 10,034,000 issued and outstanding
as of June 30, 2007	1,003

Additional paid-in capital	176,347

Accumulated deficit during development stage	(174,767)
Total stockholders' equity	2,583
Total liabilities and stockholders' equity	$10,397

The accompanying notes are an integral of the financial statements.

MICRO MAMMOTH SOLUTIONS, INC.
(A Development Stage Company)

STATEMENT OF OPERATIONS

	Ten months ended	For the Period September 13, 2006 (Inception) to
	June 30,	June 30,
	2007	2007

Revenue	$8,000	$8,000

Expenses:
General and administrative	182,767	182,767

Total expenses	182,767	182,767

Net loss	$(174,767)	$(174,767)

Weighted average number of common
shares outstanding, basic and fully diluted	6,562,679	6,562,679

Net loss per weighted share
basic and fully diluted	$(0.03)	$(0.03)

The accompanying notes are an integral of the financial statements.

MICRO MAMMOTH SOLUTIONS, INC.
(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Stock		Additional Paid-in	Accumulated Deficit During Developmental	Total Stockholder's
	Shares	Amount	Capital	Stage	Equity
Balance September 13, 2006	-	$-	$-	$-	$-

Shares issued for cash	134,000	13	6,687	-	6,700

Shares issued for consulting	3,400,000	340	169,660	-	170,000

Founders shares issued	6,500,000	650	-	-	650

Net income September 13, 2006 (Inception)
to June 30, 2007	-	-	-	(174,767)	(174,767)

Balance June 30, 2007	10,034,000	$1,003	$176,347	$(174,767)	$2,583

The accompanying notes are an integral of the financial statements.

MICRO MAMMOTH SOLUTIONS, INC.
(A Development Stage Company)

STATEMENT OF CASH FLOWS

		For the Period
		September 13,
	Ten Months Ended	(Inception) to
	June 30,	Jjune 30,
	2007	2007
CASH FLOWS FROM OPERATIONS

Net loss	$(174,767)	$(174,767)

Adjustments to reconcile net loss to net cash
used for operating activities:
Stock based compensation	170,650	170,650
Increase in accrued liabilities	5,500	5,500

NET CASH USED FOR OPERATING ACTIVITIES	1,383	1,383

CASH FLOWS FROM INVESTING ACTIVITIES

NET CASH USED IN INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Issuance of common stock	6,700	6,700
Proceeds from shareholder loan	2,314	2,314

NET CASH PROVIDED BY FINANCING ACTIVITIES	9,014	9,014

Net increase in cash	10,397	10,397
Cash, beginning of period	-	-

Cash, end of period	$10,397	$10,397

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING
AND FINANCING ACTIVITIES:

Issuance of 3,400,000 shares of common stock for
consulting services	$170,000	$170,000

Issuance of 6,500,000 shares of common stock for
compensation to founding shareholder	$650	$650

The accompanying notes are an integral of the financial statements.

MICRO MAMMOTH SOLUTIONS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE TEN MONTHS ENDED JUNE 30, 2007

Note 1 - Organization and summary of significant accounting principles

Organization

Micro Mammoth Solutions, Inc. (“the Company”) was organized September 13, 2006 (Date of Inception) under the laws of the State of Nevada. The company has not commenced significant operations and, in accordance with Statement of Financial Accounting Standards No. 7 Accounting and Reporting by Development Stage Enterprises (“SFAS No. 7”), the company is considered a development stage company.

The Company will provide consulting services to companies to mortgage brokers and mortgage lenders.  The Company will focus on two aspects of the consulting business, customer service and marketing.  By assisting mortgage brokers and mortgage lenders to build strong relationships with their customers will allow client companies to add business though repeat business and recommendations.

The company has adopted an annual accounting period of July through June.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents.

Revenue recognition

The Company provides consulting services.

Furniture and equipment

Furniture and equipment are stated at cost less accumulated depreciation. It is the policy of the company to capitalize items greater than or equal to $1,000 and provide depreciation based on the estimated useful life of individual assets, calculated using the straight line method.

MICRO MAMMOTH SOLUTIONS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
(continued)

Estimated useful lives range as follows:

Years

Furniture and equipment	3 - 5
Computer hardware	3
Vehicles	5

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2007. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts payable and notes payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Earnings per share

The Company has adopted Statement of Financial Accounting Standards No. 128. Earnings Per Share ("SFAS No. 128"). Basic earnings per common share ("EPS") calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti- dilutive they are not considered in the computation.

Income taxes

The Company has adopted Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes ("SFAS No. 109") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes because of differences in amounts deductible for tax purposes. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

MICRO MAMMOTH SOLUTIONS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
(continued)

Recent pronouncements

In November 2004, the FASB issued SFAS 151 “Inventory Costs.” This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). In addition, this Statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement will be effective for the company beginning with its fiscal year ending December 31, 2007. The company is currently evaluating the impact this new Standard will have on its operations, but believes that it will not have a material impact on the company’s financial position, results of operations or cash flows.

In February 2006, the FASB issued SFAS 155, “Accounting for Certain Hybrid Financial Instruments." This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. Dl, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” This Statement:

a)	Permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation.

b)	Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133.

c)
Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation.

d)	Clarifies that concentrations of’ credit risk in the form of subordination are not embedded derivatives.

e)
Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

The fair value election provided for in paragraph 4(e) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of our fiscal year, provided we have not yet issued financial statements, including financial statements for any interim period, for that fiscal year. Provisions of this Statement may be applied to instruments that we hold at the date of adoption on an instrument-by-instrument basis.

Adoption of this Statement is required as of the beginning of the first fiscal year that begins after September 15, 2006. The adoption of this statement is not expected to have a material impact on the Company’s financial statements.

MICRO MAMMOTH SOLUTIONS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
(continued)

In March 2006, The FASB issued SEAS 156, “Accounting for Servicing of Financial Assets.” This Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

a)	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations.

b)	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

c)	Permits an entity to choose either the amortization method or the fair value measurement method for each class of separately recognized servicing assets and servicing liabilities.

d)
At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

e)
Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

Adoption of this Statement is required as of the beginning of the first fiscal year that begins after September 15, 2006. The adoption of this statement is not expected to have a material impact on the Company’s financial statements.

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements.” This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurement. The implementation of this guidance is not expected to have any impact on the company’s financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of PASS Statements No. 87, 106, and 132(R)” (“SFAS No. 158”). SFAS No. 158 requires companies to recognize a net liability or asset and an offsetting adjustment to accumulated other comprehensive income to report the funded status of defined benefit pension and other postretirement benefit plans. SFAS No. 158 requires prospective application, recognition and disclosure requirements effective for the company’s fiscal year ending December 31, 2007. Additionally, SFAS No. 158 requires companies to measure plan assets and obligations at their year-end balance sheet date. This requirement is effective for the company’s fiscal year ending December 31, 2009. The Company is currently evaluating the impact of the adoption of SFAS No. 258 and does not expect that it will have a material impact on its financial statements.

MICRO MAMMOTH SOLUTIONS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
(continued)

In September 2006, the United States Securities and Exchange Commission (“SEC”), adopted SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” This SAB provides guidance on the consideration of the effects to prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each of the company’s balance sheet and statement of operations financial statements and the related financial statement disclosures. The SAB permits existing public companies to record the cumulative effect of initially applying this approach in the first year ending after November 15, 2006 by recording the necessary correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Additionally, the use of the cumulative effect transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose. The company is currently evaluating the impact, if any, that SAB 108 may have on the company’s results of operations or financial position.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109.” This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Interpretation No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Interpretation No. 48 is effective for fiscal years beginning after December 15, 2006 and the Company is currently evaluating the impact, if any, that FASB Interpretation No. 48 may have on it’s results of operations or financial position.

Note 2 - Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated significant revenues from operations. As stated the company is a development stage company and generated revenues totaling $8,000 and incurred accumulated net losses from September 13, 2006 (inception) through the period ended June 30, 2007 in excess of $174,767.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. The accompanying financial statements do not include any adjustments that might be required should the company be unable to recover the value of its assets or satisfy its liabilities.

Note 3 -Income taxes

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

MICRO MAMMOTH SOLUTIONS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
(continued)

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

Income tax provision at the
federal statutory rate	34%
Effect of operating losses	-34%
0%

Net deferred tax assets consist of the following:

For the year ended
June 30,
2007
Gross deferred tax asset	$59,000
Gross deferred tax liability	-
Valuation allowance	(59,000)
Net deferred tax asset	$-

The Company did not pay any income taxes during the ten months ended June 30, 2007.

Note 4 - Stockholders’ equity

In September 2006, the Company issued 6,500,000 shares of its $0.001 par value common stock as founder's shares. In connection with the issuance of these 6,500,000 shares, the Company recorded compensation expense in the amount of $650. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

In January 2007, the Company issued 3,400,000 shares of its $0.001 par value common stock for consulting services. In connection with the issuance of these 3,400,000 shares, the company recorded compensation expense in the amount of $170,000. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

In June 2007, the Company issued 134,000 shares of its $0.001 par value common stock for $6,700 cash. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

There have been no other issuances of common stock.

MICRO MAMMOTH SOLUTIONS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
(continued)

Note 5 - Warrants and options

There are no warrants or options outstanding to acquire any additional shares of common stock.

Note 6 - Related party transactions

During the period from September 13, 2006 (Inception) to June 30, 2007, our president and CEO made several advances to the Company, primarily to pay startup expenses. These advances, which totaled $2,314, are non-interest bearing and due on demand.

Note 7 - Commitments and contingent liabilities

Legal matters - The Company is occasionally party to litigation or threat of litigation arising in the normal course of business. Management, after consultation with legal counsel, does not believe that the resolution of any such matters will have a material effect on the company’s financial position or results of operations.